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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to use of our report dated March 15, 1996, except for Note 11, as to which the date is May 13, 1996 in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of CardioVascular Dynamics, Inc. for the registration of 3,910,000 shares of its Common Stock.

     Our audits also included the financial statement schedule of CardioVascular Dynamics, Inc. listed in Item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                               ERNST & YOUNG LLP

Palo Alto, California
May 16, 1996